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PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Bulldog Investors General Partnership
Attn: Phillip Goldstein
60 Heritage Drive
Pleasantville, NY 10570
Phone: 914 747-5262
Fax: 914 747-2150

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12

Insured Municipal Income Fund. Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors General Partnership
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Bulldog Investors General Partnership,
Park 80 West - Plaza Two
Saddle Brook, NJ 07663
(201) 556-0092 // Fax: (201)556-0097 // info@bulldoginvestors.com

July 17, 2009

Dear Fellow Shareholder of Insured Municipal Income Fund:

Since we last wrote to you, we have received tremendous support from shareholders for our nominees and for our proposal to afford shareholders an opportunity to realize the net asset value (NAV) of their shares.
As a result, we are confident that our proposal will be approved by a wide margin. However, the election of directors is much closer.

Our Fund's common shares continue to trade in the stock market at a significant discount to their NAV. As of July 10, 2009 the discount between the market price and the NAV was $1.23 per share. That means if you own 1,000 common shares of the Fund, the discount is costing you $1,230 in lost value!

WHY YOU SHOULD VOTE FOR OUR NOMINEES

Our nominees are committed to deliver NAV to stockholders that desire liquidity subject only to market conditions. Their plan is to methodically and opportunistically raise enough cash (but without making any fire sales) to conduct a significant self-tender offer for the common shares at or close to NAV. If such a tender offer is oversubscribed, we will then consider additional measures, e.g., merging the Fund into an open-end fund which is redeemable daily at NAV.

The incumbent directors say they "support" our proposal. What that means is anyone's guess. The bottom line is that they refuse to say how, when or even if they will implement it. In fact, they have always opposed any measures to allow an exit at NAV.

In sum, the only issue in this election is one of credibility. And the choice for you is obvious. Ask yourself why you should believe the incumbent directors will do anything to deliver NAV when they refuse to make a commitment to implement our proposal even if it passes with over 90% of the vote as is currently the case?

Don't let the incumbents fool you into thinking they will honor the wishes of the stockholders. The annual meeting is rapidly approaching. Please vote your GREEN proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683 if your shares are held in street name. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today.

							Very truly yours,


			    	                        Phillip Goldstein
			    				Principal